UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2015

JACK IN THE BOX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9390	95-2698708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9330 Balboa Avenue, San Diego, CA	92123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (619) 571-2121

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2015, Jack in the Box Inc. (the “Company”), as borrower, entered into a Waiver, Joinder and Second Amendment (the “Amendment”), among the Company, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and certain lenders.  The Amendment amends the Company’s second amended and restated Credit Agreement, dated as of March 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Amendment, among other things: (i) increases the size of the Company’s revolving credit facility (the “Revolving Credit Facility”) from $600 million to $900 million; and (ii) increases the size of the Company’s term loan facility to $300 million (the “Term Loan Facility” and collectively with the Revolving Credit Facility, the “Facilities”).  After giving effect to the Amendment, approximately $382 million of the Revolving Credit Facility was drawn or used for letters of credit and $300 million was outstanding on the Term Loan Facility.  Substantially all of the proceeds of the increased Term Loan Facility were used to reduce the amount outstanding under the Revolving Credit Facility.  The amortization of the Term Loan Facility was amended to reflect its increased size.  The maturity date for both Facilities will remain in March 2019. There was no change to the interest rates for either of the Facilities.

The Amendment also, among other things, amends certain covenants contained in the Credit Agreement, including by (i) increasing the permissible maximum leverage ratio of the Company at the end of each fiscal quarter from 3.0 to 3.5, (ii) giving the Company increased leverage ratio based flexibility to pay dividends and make other restricted payments and (iii) deleting the annual capital expenditure limitation from the Credit Agreement.  In addition, the Amendment designates ZRC Operations Company, Inc. as a restricted subsidiary and a guarantor under the Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

A copy of the Jack in the Box Inc. press release dated July 7, 2015, is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Title

10.1	Waiver, Joinder and Second Amendment, dated as of July 1, 2015, among Jack in the Box Inc., the Guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

99.1	Press Release dated July 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2015
JACK IN THE BOX INC.

	By:	/s/ Jerry P. Rebel
Jerry P. Rebel
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)
(Duly Authorized Signatory)

EXHIBIT INDEX

Exhibit No.	Title

10.1	Waiver, Joinder and Second Amendment, dated as of July 1, 2015, among Jack in the Box Inc., the Guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.
99.1	Press Release dated July 7, 2015

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